Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the ENDRA Life Sciences Inc. 2016 Omnibus Incentive Plan of our report dated March 24, 2017, with respect to the financial statements of ENDRA Life Sciences Inc. included in its Registration Statement on SEC Form S-1, Amendment no. 10 filed with the Securities and Exchange Commission.

/s/ RBSM LLP

RBSM LLP

Henderson, Nevada
June 21, 2017